Exhibit 10.12

[GRAPHIC]

[GRAPHIC]	[GRAPHIC]	[GRAPHIC]	[GRAPHIC]

Friday, July 02, 1999

Sherice P. Bench

3396 South Eldorado

Austin, Texas 78734

RE:	Employment Agreement dated December 16, 1996

Dear Sherice:

In accordance with our agreement, and effective immediately, your above referenced Employment Agreement is hereby amended as follows:

Paragraph 6.2, the first sentence is hereby replaced in its entirety as follows:

In the event of the termination of Executive’s employment under this Agreement by the Company at any time during or at the end of the initial or any extended term of this agreement without Cause as defined in Paragraph 6.1 above, Executive will be entitled to receive 39 bi-weekly payments equal to the average of his bi-weekly compensation in effect within the two years preceding the termination (including, for these purposes, average bi-weekly compensation of Executive from the Company’s predecessors) (“Termination Payments”), less legally required withholdings.

All other terms and conditions of the Agreement remain unchanged.

Sincerely,

/s/ Robert F. Amter
Robert F. Amter President

Agreed and accepted:

/s/ Sherice P. Bench	7/2/99
Sherice P. Bench	Date

POSTAL BOX 149107	AUSTIN, TX 78714-9107	(512) 444-0571